UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2013
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NOVAVAX, INC.

(Exact Name of Registrant as Specified in Charter)

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Delaware	0-26770	22-2816046
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

9920 Belward Campus Drive

Rockville, Maryland 20850

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (240) 268-2000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Novavax, Inc. (the “Company”) was held on June 13, 2013. Only stockholders of record as of April 16, 2013 (the “Record Date”) were entitled to vote at the annual meeting. As of the Record Date, there were 151,259,817 shares outstanding and entitled to vote at the annual meeting, of which 113,092,222 shares were represented by proxy, constituting a quorum on all matters voted upon. The stockholders voted on the following matters:

Proposal 1: Stockholders elected the following Class III nominees for director, each to serve until the 2016 Annual Meeting of Stockholders or until his successor is duly elected and qualified:

Name	For	Withheld	Broker Non-Votes
Stanley C. Erck	70,551,703	676,017	41,864,502
Michael A. McManus, Jr., J.D.	69,262,834	1,964,886	41,864,502
James F. Young, Ph.D.	69,832,989	1,394,731	41,864,502

Proposal 2: Stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013:

For	Against	Abstaining
110,759,524	2,074,750	257,948

Proposal 3: Stockholders approved an amendment to the Company’s certificate of incorporation to increase the total number of authorized shares of the Company’s common stock from 200,000,000 shares to 300,000,000 shares:

For	Against	Abstaining
97,612,269	14,914,888	565,065

Proposal 4: Stockholders approved an amendment to the Company’s 2005 Stock Incentive Plan to increase the number of shares of common stock available for issuance by 4,000,000 million shares:

For	Against	Abstaining	Broker Non-Votes
64,906,176	6,150,632	170,912	41,864,502

Proposal 5: Stockholders approved the adoption of the Company’s Employee Stock Purchase Plan:

For	Against	Abstaining	Broker Non-Votes
69,696,550	1,298,691	232,479	41,864,502

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAVAX, INC.

/s/John A. Herrmann III
Name: John A. Herrmann III, J.D.
Title: Vice President, General Counsel & Corporate Secretary

Date: June 17, 2013